                                                                    Exhibit 99.1

             [SUBJECT TO COMPLETION, DATED _______________, 199__]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

- --------------------------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
                       (To Prospectus Dated _______, 1996
- --------------------------------------------------------------------------------
                CS FIRST BOSTON STRUCTURED PRODUCTS TRUST 199__

                               $_________________
                     AGGREGATE ORIGINAL PRINCIPAL AMOUNT OF
                              LINKED CERTIFICATES/SM/
                              SERIES 199__ - _____


     CS First Boston Structured Products Trust 199__ (the "Issuer") is offering $__________ aggregate original principal amount of Linked Certificates Series 199__ -_____ in the Classes and in the original principal amounts listed below (collectively, the "Trust Certificates" or "LINCs/SM/"). The LINCs will represent, in the aggregate, the entire beneficial ownership interest in the following underlying assets (the "Underlying Assets"): [modify as appropriate] [(i)] [[trust certificates] [receipts] representing a beneficial ownership interest in] [bonds] [debentures] [notes] [describe other debt securities] (the "Underlying [Debt] Securities") [specify currency denomination] of [identify obligors or describe types of obligors] [and [Treasury Bonds] [Treasury Strips] [REFCO Strips] [FCC Bonds] [GSE BONDS] [GSE GUARANTEED BONDS] (the "Government Securities"; and the Government Securities and the Underlying Debt Securities, collectively, the "Underlying Securities")] [specify currency denomination] of [identify obligors] (the "Underlying Government Issuers"; and the Underlying Government Issuers and the Underlying Debt Issuers, collectively, the "Underlying Issuers")]; [(ii) enhancements (the "Underlying Enhancements") consisting of [describe:] [financial guaranty insurance] [letter of credit] [describe other credit enhancement and liquidity facilities];] [(iii) a swap agreement (the "Swap Agreement") consisting of [describe:] [interest rate swap agreement] [interest rate cap agreement] [interest rate floor agreement]; [(iv) cash or guaranteed investment contracts ("Guaranteed Investment Contracts")]; and [(v) proceeds of any of the foregoing]. See the additional information set forth [in the table below and] under "The Underlying Assets" herein.

[Modify the following tabular description of the Securities as appropriate.]
================================================================================
                                           Original                Final
Class of                                  Principal   Interest   Scheduled
Securities                                  Amount      Rate    Payment Date
- --------------------------------------------------------------------------------
[Interest-Only Trust Certificates]
- --------------------------------------------------------------------------------
[Stripped Principal Trust Certificates]
================================================================================

     LINCS ARE DIFFERENT FROM, AND SHOULD NOT BE DEEMED TO BE A SUBSTITUTE FOR, AN INVESTMENT IN THE UNDERLYING SECURITIES.

     This Prospectus Supplement provides certain information with respect to the Underlying Issuers and other information with respect to the material terms of the Underlying Securities, however, the information provided herein with respect to the Underlying Issuers, the Underlying Securities, risk factors relating thereto and the rights and obligations, legal, financial or otherwise, arising thereunder or related thereto is not complete. In the event of a default on an Underlying Security, the risk of loss lies entirely with the holders of the LINCs. See "Risk Factors". An investor in the LINCs should consider the same information concerning the Underlying Issuers as it would if it were purchasing the Underlying Securities. See "The Underlying Assets -- Underlying Securities".

     [If appropriate, provide the following information with respect to the Underlying Securities: (i) title; (ii) Underlying Issuer; (iii) outstanding principal amount deposited; (iv) maturity date; (v) interest rate; (vi) redeemability by Underlying Issuer; and (vii) other material provisions. If appropriate, the information may be provided in the following tabular form, with appropriate modifications.]

================================================================================
                          Outstanding
  Title of                 Principal
 Underlying   Underlying    Amount     Maturity  Interest  Redeemability by
 Securities     Issuer     Deposited     Date      Rate    Underlying Issuer
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

================================================================================

[If appropriate, provide comparable information with respect to any Underlying Enhancements and the Swap Agreement]


     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-9 HEREIN.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" HEREIN.



                                             (Cover continued on next page)

(Cover continued from previous page)


     THE TRUST CERTIFICATES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF CS FIRST BOSTON STRUCTURED PRODUCTS CORPORATION, CS FIRST BOSTON CORPORATION, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING [DEBT] SECURITIES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PARTY.

                             --------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                              -------------------





     AS MORE FULLY DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 5-9 HEREIN AND ON PAGE 28 OF THE PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS [IF APPROPRIATE, DESCRIBE THE FOLLOWING AND CERTAIN OTHER SIGNIFICANT RISKS (INCLUDING CREDIT, CONCENTRATION, PREPAYMENT, YIELD, SUBORDINATION AND STRUCTURAL RISKS)]:


     . THE LINCS MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS DUE TO THEIR COMPLEX NATURE. NO INVESTOR SHOULD PURCHASE THE LINCS UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE CREDIT, PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH THE LINCS.

     . HOLDERS OF LINCS WILL HAVE RECOURSE FOR PAYMENT ON THE SECURITIES ONLY TO THE SPECIFIC UNDERLYING ASSETS RELATING TO THE LINCS. THE LINCS WILL BE SUBJECT, AMONG OTHER THINGS, TO THE CREDIT RISK OF THE OBLIGORS ON THE UNDERLYING SECURITIES [AND CORRESPONDING RISKS WITH RESPECT TO THE UNDERLYING ENHANCEMENTS, THE SWAP AGREEMENT AND MISCELLANEOUS ASSETS CONSTITUTING PARTY OF THE UNDERLYING ASSETS].

     . THE RATING[S] ASSIGNED TO THE LINCS BY [_______] REFLECT[S] SUCH RATING [AGENCY'S] [AGENCIES'] ASSESSMENT SOLELY OF THE LIKELIHOOD THAT HOLDERS OF LINCS WILL RECEIVE PAYMENTS REQUIRED TO BE MADE WITH RESPECT TO LINCS. SUCH RATING[S] [DOES] [DO] NOT CONSTITUTE AN ASSESSMENT OF THE LIKELIHOOD OF REDEMPTIONS OF THE UNDERLYING ASSETS OR THE IMPACT THEREON ON THE YIELD ON THE LINCS.

     . [THE LINCS ARE ZERO COUPON OBLIGATIONS THAT WILL BE OFFERED AT SUBSTANTIAL DISCOUNTS FROM THEIR NOTIONAL [OR FACE] AMOUNTS AND WILL NOT ENTITLE THE HOLDERS THEREOF TO ANY PERIODIC PAYMENT OF INTEREST. THE MARKET PRICES OF ZERO COUPON OBLIGATIONS ARE PARTICULARLY SENSITIVE TO FLUCTUATIONS IN MARKET INTEREST RATES. SEE "RISK FACTORS" HEREIN FOR A DISCUSSION OF PRICE VOLATILITY OF THE LINCS AND "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES, INCLUDING IMPLICATIONS OF ORIGINAL ISSUE DISCOUNT AND POSSIBLE TAX WITHHOLDING.]

     . [IN THE CASE OF THE INTEREST-ONLY TRUST CERTIFICATES, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE UNDERLYING SECURITIES IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD, AND IN CERTAIN CASES, AN ACTUAL LOSS ON THE INVESTMENT.]

     . THE YIELD ON ANY FLOATING RATE OR INVERSE FLOATING RATE CLASS WILL BE SENSITIVE TO THE LEVEL OF THE INDEX RELATING TO SUCH CLASS, PARTICULARLY IF THE INTEREST RATE THEREON FLUCTUATES AS A MULTIPLE OF SUCH INDEX.]

     [Interest will be paid [monthly] [quarterly] [semi-annually] on the [Class __] Trust Certificates to the extent funds are available therefor as described herein on [the __ day of each month] [each __, __, __ and __] [each __ and __] or, if any such day is not a business day, on the next succeeding business day, commencing on _________, 199__; provided, however, that if the distributions on
                               --------  -------
the Underlying Assets that relate to such interest payments have not been received prior to 1:00 p.m. (New York City time) on such day, payments will be made on the next succeeding business day (each a "Payment Date"). [To the extent there are deficiencies in the interest available for payment on a Payment Date, such deficiencies will be deferred to succeeding Payment Dates and will bear interest at the rate or rates otherwise borne by the applicable Class of Trust Certificates until paid.] [Describe alternative interest payment terms.] See "The Trust Certificates -- Interest".] [Principal payments on the [Class __] Trust Certificates will be made on each Payment Date to the extent funds are available therefor as described herein until each such Class is paid in full. [Describe alternative principal payment terms.] See "The Trust Certificates -- Principal".]

     [The Interest-Only Trust Certificates are issued in __ Classes, corresponding to the number of Interest Payment Dates remaining until and including [_____199__, the first date on which the Underlying Issuers may redeem the Underlying Securities (the "First Call Date")] [the maturity date of the Underlying Securities]. Each Interest-Only Trust Certificate of a Class represents the right to receive its pro rate share of a specified portion (equal to [___ basis points] of the then outstanding principal amount of the Underlying Securities) of an Interest Payment due on a single Interest Payment Date on the Underlying Securities [on or before the First Call Date]. The Interest-Only Trust Certificates are not entitled to any periodic payments of interest. Thus, no payment will be made on any Class of Interest-Only Trust Certificates prior to the corresponding Interest Payment Date on the Underlying Securities.]

     [The Trust Certificates Principal Trust Certificates are issued in a single Class. Each Stripped Principal Trust Certificate represents the right to receive its pro rate share of [(1)] any payment of principal of the Underlying Securities by the Underlying Issuers, whether at maturity or upon redemption, including any redemption premium, [[and] (2) [prior to ________,____,] the portion of the Interest Payments on the Underlying Securities not payable to any Class of Interest-Only Trust Certificates, equivalent to interest on the principal amount of the Stripped Principal Trust Certificates at a rate equal to [describe rate] [, and (3) after the First Call Date, the entire amount of any Interest Payments made on the Underlying Securities, equivalent to interest on the principal amount of the Stripped Principal Trust Certificates at a rate equal to __%].]]

     [Describe payment characteristics of other Classes.]


                                                  (cover continued on next page)

================================================================================
                         Price    Underwriting           Proceeds to
                       Public(1)    Discount     the [Issuer][Company](1)(2)
- --------------------------------------------------------------------------------
Linked Certificates    $               %         $
Series 199
- --------------------------------------------------------------------------------
Total                  $               %         $
================================================================================

     (1) Plus accrued interest from _____________, ____, 199__ .
     (2) Before deducting expenses, estimated to be $__________.

                              ___________________


     It is a condition to the issuance of the LINCs that the LINCs be rated "_____" [or better] by [_________] [and "________" [or better] by [__________]].
[Describe any unusual limitation of rating.]  See "Rating of the Securities".

The LINCs will be offered from time to time by [CS First Boston Corporation] (the "Underwriter") [at the prices set forth above] [in negotiated transactions at varying prices to be determined at the time of sale]. The aggregate proceeds to the [Issuer] [Company] from the sale of the LINCs, before deducting estimated expenses of $______, will be approximately $______. The Underwriter may make a market in the LINCs but is not obligated to do so. There is currently no secondary market for the LINCs and there can be no assurance that such market will develop or, if such market does develop, that it will continue for any period of time.

     The LINCs are offered by the Underwriter subject to prior sale, when, as and if issued, delivered to an accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the offer and to reject orders in whole or in part. It is excepted that delivery of the LINCs will be made in book-entry form only through the same-day funds settlement system of The Depository Trust Company on or about _________, 199__.

                                CS FIRST BOSTON

- --------------------------------------------------------------------------------

          The Date of this Prospectus Supplement is _________, 199__.

     This Prospectus Supplement does not contain complete information about the LINCs. Additional information is contained in the accompanying Prospectus dated _______, 1996, and prospective investors should purchase LINCs only after carefully reading this Prospectus Supplement and the accompanying Prospectus.

                              -------------------

     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE SECURITIES OFFERED HEREBY IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. THE UNDERWRITER MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]


     UNTIL _________________________________________, 19_____, ALL DEALERS
EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                             AVAILABLE INFORMATION


     The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statement and other information regarding registrants that file electronically with the Commission. The address of such site is (http;//www.sec.gov).

                                    SUMMARY

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus and to the Trust Agreement and Series Supplement (the material terms of which are described in the accompanying Prospectus and this Prospectus Supplement), together with any other agreements or instruments related thereto. For definitions of capitalized terms not defined herein, see the accompanying Prospectus (including the Glossary contained therein).

TRUST CERTIFICATES OFFERED              Linked Certificates Series 199__-___
                                        (the "Trust Certificates" or
                                        "Lincs/SM/") in the [Classes and]
                                        aggregate original principal
                                        amount[s] set forth on the cover page
                                        hereof.

                                        [The Trust Certificates will be
                                        issued pursuant to a Series
                                        Supplement to the Master Trust
                                        Agreement dated as of
                                        _________________, 199__
                                        [(collectively, the "Trust
                                        Agreement")], between CS First Boston
                                        Structured Products Corporation (the
                                        "Company") and [____________], as
                                        trustee (the "Trustee").]

BOOK ENTRY; DENOMINATIONS               The Trust Certificates will be issued
                                        in fully registered, certificated
                                        form and will be held by a nominee of
                                        The Depository Trust Company ("DTC"),
                                        and beneficial interests will be held
                                        by investors through the book-entry
                                        facilities of DTC in denominations of
                                        $[1,000] and integral multiples
                                        thereof.  The Trust Certificates will
                                        constitute Book-Entry Only Trust
                                        Certificates within the meaning of
                                        the Prospectus.  No person acquiring
                                        an interest in the Trust Certificates
                                        will be entitled to receive a
                                        definitive certificate representing
                                        such person's interest, except in the
                                        limited circumstances described in
                                        the Prospectus under "The Securities
                                        -- Book-Entry Registration --
                                        Issuance of Definitive Securities for
                                        Book-Entry Only Securities."

ISSUER The Issuer is a special purpose Delaware business trust organized pursuant to the Trust Agreement.


UNDERLYING ASSETS                       The Trust Certificates will
                                        represent, in the aggregate, the
                                        entire beneficial ownership interest
                                        in the following Underlying Assets:
                                        [modify as appropriate] [(i)]
                                        Underlying [Debt] Securities
                                        consisting of [bonds] [debentures]
                                        [notes] [describe other debt
                                        securities] [specify currency
                                        denomination] of [identify Underlying
                                        [Debt] Issuers] [and [Treasury Bonds]
                                        [Treasury Strips] [REFCO Strips] [FFC
                                        BONDS] [GSE BONDS] [GSE Guaranteed
                                        Bonds] [specify currency
                                        denomination] of [identify Underlying
                                        Government Issuers]][; (ii)
                                        Underlying Enhancements consisting of
                                        [describe:] [financial guaranty
                                        insurance] [letter of credit]
                                        [describe other credit enhancement
                                        and liquidity facilities];] [(iii)
                                        the Swap Agreement consisting of
                                        [describe:] [interest rate swap
                                        agreement] [interest rate cap
                                        agreement] [interest rate floor
                                        agreement];] [(iv) or [guaranteed
                                        investment contracts] and (v)
                                        proceeds of the foregoing.].

COLLECTION ACCOUNT                      All distributions on the Underlying
                                        Assets will be remitted directly to a
                                        collection account (the "Collection
                                        Account") to be established with the
                                        Trustee on the closing date.  Such
                                        distributions will be
                                        available
                                        for application to the payment of
                                        principal of, and interest on, the Trust
                                        Certificates [and for payment of certain expenses].

NON-RECOURSE SECURITIES                 The sole assets from which payments
                                        will be made with respect to the Trust
                                        Certificates will be the Underlying
                                        Assets and the Trust Certificateholders
                                        will not have recourse for payment on
                                        the Trust Certificates other than on the basis of their beneficial ownership interest in the Underlying Assets and the Collection Account.

[STRUCTURAL ENHANCEMENT

                                        As described herein, the rights of
                                        the holders of Class ___ Trust
                                        Certificates (the "Subordinated
                                        Trust Certificates") to receive
                                        distributions will be subordinated
                                        to the rights of the holders of
                                        Class ___ Trust Certificates (the
                                        "Senior Trust Certificates") to
                                        receive distributions.  This
                                        subordination provides the Senior
                                        Trust Certificateholders the
                                        preferential right to receive, prior
                                        to distributions being made on the
                                        Class ___ Trust Certificates, in
                                        respect of the Subordinated Trust
                                        Certificateholders, the amounts of
                                        interest and principal due the
                                        Senior Trust Certificateholders.

                                        In addition, realized losses on the
                                        Underlying Assets will be borne by
                                        the Subordinated Trust
                                        Certificateholders until the
                                        aggregate unpaid principal balance
                                        of such Subordinated Trust
                                        Certificates has been reduced to
                                        zero.  Thereafter, such losses will
                                        be borne by the Senior Trust
                                        Certificateholders.]

INTEREST [Interest will be paid [monthly] [quarterly] [semi-annually] on the [Class ___] Trust Certificates to the extent funds are available therefor as described herein on [the ___ day of each month] [each ___,
                                        ___, ___ and ___] [each ___ and ___]
                                        or, if any such day is not a
                                        business day, on the next succeeding
                                        business day, commencing on
                                        _________________, 199__; provided,
                                        however, that if the distributions
                                        on the Underlying Assets that relate
                                        to such interest payments have not
                                        been received prior to 1:00 p.m.
                                        (New York City time) on such day,
                                        payments will be made on the next
                                        succeeding business day (each a
                                        "Payment Date").  [To the extent
                                        there are deficiencies in the
                                        interest available for payment on a
                                        Payment Date, such deficiencies will
                                        be deferred to succeeding Payment
                                        Dates and will bear interest at the
                                        rate or rates otherwise borne by the
                                        applicable Class of Trust
                                        Certificates until paid.]

                                        [The Interest-Only Trust Certificates
                                        are issued in ____ Classes,
                                        corresponding to the number of
                                        Interest Payment Dates remaining
                                        until and including [_________
                                        199__, the first date on which the
                                        Underlying Issuers may redeem the
                                        Underlying Securities (the "First
                                        Call Date")] [the maturity date of
                                        the Underlying Securities].  Each
                                        Interest-Only Trust Certificate of a
                                        Class represents the right to
                                        receive its pro rata share of a
                                        specified portion (equal to [______
                                        basis points] of the then
                                        outstanding principal amount of the
                                        Underlying Securities) of an
                                        Interest Payment due on a single
                                        Interest Payment Date on the
                                        Underlying Securities [on or before
                                        the First Call Date].  The
                                        Interest-Only Trust Certificates are
                                        not entitled to any periodic
                                        payments of interest.  Thus, no
                                        payment will be made on any Class of
                                        Interest-Only Trust Certificates
                                        prior to the corresponding Interest
                                        Payment Date on the Underlying
                                        Securities.]

PRINCIPAL                               [On each Payment Date, principal will
                                        be paid to holders of the

                                        [Class ___] Trust Certificates in an
                                        amount equal to the "Minimum Principal
                                        Payment Amount". The "Minimum Principal
                                        Payment Amount" for any Payment Date
                                        will be an amount equal to the aggregate distributions of principal made on the Underlying Assets during the [one month] [quarterly] [semi-annual] period ending on the [day] [prior to the Payment Date] [in the month in which such Payment Date occurs]. On each Payment Date, the Minimum Principal Payment Amount will be allocated among the Classes of Trust Certificates [other than the Class ___ Trust Certificates] in the manner set forth herein. [Specify principal allocations among Classes.]]

                                        [The Stripped Principal Trust
                                        Certificates are issued in a single
                                        Class.  Each Stripped Principal Trust
                                        Certificate represents the right to
                                        receive its pro rata share of [(1)]
                                        any payment of principal of the
                                        Underlying Securities by the
                                        Underlying Issuers, whether at
                                        maturity or upon redemption,
                                        including any redemption premium,
                                        [[and] (2) [prior to ______________,
                                        ______________,] the portion of the
                                        Interest Payments on the Underlying
                                        Securities not payable to any Class
                                        of Interest-Only Trust Certificates,
                                        equivalent to interest on the
                                        principal amount of the Stripped
                                        Principal Trust Certificates at a
                                        rate equal to [describe rate] [, and
                                        (3) after the First Call Date, the
                                        entire amount of any Interest
                                        Payments made on the Underlying
                                        Securities, equivalent to interest on
                                        the principal amount of the Stripped
                                        Principal Trust Certificates at a
                                        rate equal to ___%].]]

                                        [Describe alternative principal
                                        payment terms.]

PAYMENTS [As more fully described herein, on each Payment Date while the Trust Certificates are outstanding, [after payment of certain expenses,] amounts received on the Underlying Assets during the period commencing on the preceding Payment Date (or commencing the closing date in the case of the first Payment Date) and ending on the day preceding the applicable Payment Date, will be applied as follows: (i) first, as interest on the [Senior] Trust Certificates; [and] (ii) second, as principal of the [Senior] Trust Certificates [;
                                        (iii) third, as interest on the
                                        Subordinated Trust Certificates; and
                                        (iv) fourth, as principal of the
                                        Subordinated Trust Certificates].
                                        [Any funds available after the Senior
                                        and Subordinated Trust Certificates
                                        have been paid in full [and all
                                        expenses have been paid], will be
                                        paid to the [Issuer].]]

FINAL SCHEDULED PAYMENT DATE            The Final Scheduled Payment Date of
                                        the [Class ___] Trust Certificates is
                                        __________.  The Final Scheduled
                                        Payment Date is the Payment Date
                                        [[one] [three] [six] month[s]] after
                                        the Payment Date on or immediately
                                        following the final scheduled
                                        distribution on the last to mature of
                                        the Underlying Securities.  [As of
                                        _________, 199__, the weighted
                                        average final payment date of the
                                        Underlying Securities will be
                                        ___________________.]  [Because the
                                        rate of payment of principal on the
                                        Underlying Securities may
                                        exceed the rate of payments used in
                                        calculating such final scheduled
                                        distribution, the date of the final
                                        payment on the [Class ___] Trust
                                        Certificates may be earlier, and
                                        could be substantially earlier, than
                                        the Final Scheduled Payment Date of
                                        such Trust Certificates.]


RISK FACTORS                            For a discussion of certain risks
                                        involved in an investment in

                                        LINCs, see "Risk Factors" herein and
                                        in the accompanying Prospectus.

YIELD CONSIDERATIONS                    [The following discussion and the
General Considerations                  discussion contained elsewhere in
                                        this Prospectus Supplement with
                                        respect to yield and redemption
                                        considerations would be modified to
                                        reflect transaction structures that
                                        do not involve material prepayment
                                        risks.]  The yield to maturity of
                                        the Trust Certificates will be
                                        affected by the amount and timing of
                                        principal payments on and
                                        redemptions of the Underlying
                                        Securities, the payment priorities
                                        and other characteristics of the
                                        Underlying Securities [and the level
                                        of the Index], the purchase price
                                        paid for the Trust Certificates and
                                        the allocations among the [Class
                                        ___] Securities.  [If multiple
                                        Classes of Trust Certificates are
                                        issued, describe Class-specific
                                        effects of principal payments and
                                        redemptions.]  No representation is
                                        made as to the anticipated rate of
                                        principal payments on or redemptions
                                        of the Underlying Securities or as
                                        to the anticipated yield to maturity
                                        of the Trust Certificates.
                                        Prospective investors are urged to
                                        consider their own estimates of the
                                        anticipated rate of principal
                                        payments on and redemptions of the
                                        Underlying Securities and the
                                        suitability of the Trust
                                        Certificates to their investment
                                        objectives. [Describe any mitigating
                                        or other effects Underlying
                                        Enhancements or the Swap Agreement
                                        on redemptions of Underlying
                                        Securities.]  In addition to the
                                        discussion below, prospective
                                        investors should review the
                                        discussion under "Certain Yield and
                                        Redemption Considerations" herein
                                        and "Certain Yield and Redemption
                                        Considerations" in the Prospectus.


[Redemptions                            If prevailing interest rates fall
                                        significantly below the interest
                                        rates on the Underlying Securities,
                                        the Underlying [Debt] Securities are
                                        likely to be subject to higher
                                        redemption rates than if prevailing
                                        rates remain at or above the
                                        interest rates on the Underlying
                                        [Debt]  Securities.  Other factors
                                        affecting redemptions of Underlying
                                        [Debt] Securities include the term
                                        of the Underlying [Debt] Securities,
                                        the availability of credit, the
                                        general economic situation, tax,
                                        legal and other factors.[Describe
                                        redemption risk, if any, related to
                                        Government Securities.]]

Timing of Payments                      The timing and amount of principal
                                        payments on the Underlying Securities
                                        may significantly affect an investor's
                                        yield. In general, other things being
                                        equal, the earlier the redemption of an
                                        Underlying Securities, the greater will
                                        be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of redemptions occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Trust
                                        Certificates may not be offset by a
                                        subsequent like reduction (or increase)
                                        in the rate of redemptions.

[Underlying Securities                  The Underlying Securities which were
                                        issued at different times, have
                                        different allocations of principal
                                        and interest among various classes,
                                        and will perform differently in
                                        various interest and prepayment rate
                                        environments.  The performance
                                        characteristics of the Trust
                                        Certificates will reflect a
                                        combination of the performance
                                        characteristics of the various
                                        Underlying Securities.  As a result,
                                        it may be more difficult to analyze
                                        the likely yield and payment
                                        experience of the Trust Certificates.]

[The Index                              The Class ___ Trust Certificates will
                                        be sensitive to changes in the level
                                        of the Index.  If the level of the
                                        Index increases, there will be a
                                        higher rate of interest accruing on
                                        the Class ___ Trust Certificates, but
                                        the amounts of interest received with
                                        respect to certain Underlying
                                        Securities will be reduced.]

[Discounts and Premiums                 In the case of any Class ___ Trust
                                        Certificate purchased at a discount,
                                        a slower than anticipated rate of
                                        principal payments, other things
                                        being equal, could result in an
                                        actual yield that is lower than the
                                        anticipated yield.  In the case of
                                        any Class ___ Trust Certificate
                                        purchased at a premium, a faster than
                                        anticipated rate of principal
                                        payments, other things being equal,
                                        could result in an actual yield that
                                        is lower than the anticipated yield.]

[Reinvestment Risk                      Because prevailing interest rates are
                                        subject to fluctuation, there can be
                                        no assurance that investors in any
                                        Class of Trust Certificates will be
                                        able to reinvest the distributions
                                        thereon at yields equaling or
                                        exceeding the yields on the
                                        respective Class of Trust
                                        Certificates.  Yields on any such
                                        reinvestments may be significantly
                                        lower than yields on the respective
                                        Class of Trust Certificates.
                                        Generally, when prevailing interest
                                        rates increase, redemption rates on
                                        debt obligations tend to decrease,
                                        resulting in a reduced return of
                                        principal to investors at a time when
                                        reinvestment at such higher
                                        prevailing rates would be desirable.
                                        Conversely, when prevailing interest
                                        rates decline, redemption rates on
                                        debt obligations tend to increase,
                                        resulting in a greater return of
                                        principal to investors at a time when
                                        reinvestment at comparable yields may
                                        not be possible.  Prospective
                                        investors in each Class of Trust
                                        Certificates should consider the
                                        related reinvestment risks in light
                                        of other investments that may be
                                        available to such investors.]

LIQUIDITY                               There is currently no secondary
                                        market for the Trust Certificates,
                                        and there can be no assurance that
                                        one will develop.  There is no
                                        assurance that any such market, if
                                        developed, will continue for any
                                        period of time.  The Underwriter may
                                        make a market in the Trust
                                        Certificates, but it is not obligated
                                        to do so and may discontinue such
                                        market-making at any time without
                                        notice.

CERTAIN FEDERAL INCOME TAX              [The Trust Certificates [may] [will]
 CONSEQUENCES                           be issued with original issue
                                        discount for federal income tax
                                        purposes.]  [The Trust Certificates
                                        will be Partnership-Taxed Securities
                                        for federal income tax
                                        purposes.]  See "Certain Federal
                                        Income Tax Consequences" in the
                                        Prospectus.

CERTAIN ERISA CONSIDERATIONS            A fiduciary of any employee benefit
                                        or other retirement arrangement subject
                                        to ERISA or Section 4975 of the Code
                                        (each a "Plan") should review carefully
                                        with its legal advisors as to whether
                                        the purchase, transfer or holding of the Trust Certificates could give rise to a transaction prohibited under ERISA or the Code or could subject the assets of the Issuer to the fiduciary standards of ERISA. [Describe any particular features of the Trust Certificates or exemptions relating to the Trust Certificates that may affect the ERISA analysis.] For additional information on certain circumstances under which the holding of the Trust Certificates by a Plan may have ramifications under ERISA or
                                        Section 4975 of the Code, see "Certain
                                        ERISA Considerations" [herein and] in
                                        the Prospectus.

LEGAL INVESTMENT                        Institutions the investment activities
                                        of which are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Trust Certificates. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Trust
                                        Certificates. See "Legal Investment" in
                                        the Prospectus.

USE OF PROCEEDS                         The net proceeds of the offering of
                                        the Trust Certificates will be used to
                                        purchase the Underlying Assets
                                        simultaneously with the issuance of the
                                        Trust Certificates. See "Use of
                                        Proceeds" in the Prospectus.

RATING As a condition of their issuance, the Trust Certificates will be rated [[____] by Standard & Poor's Corporation ("S&P")] [[____] by Moody's Investors Service, Inc. ("Moody's)] [[___] by Duff & Phelps Credit Rating Co. ("D&P")] [[____] by Fitch Investors Service, Inc. ("Fitch")] ([each, a] [the] "Rating Agency"). [The rating[s] assigned address only the likelihood of return of an invested amount, not the possibility of full payment of interest on such amount.] A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The rating[s] assigned to the Trust Certificates by the Rating [Agency] [Agencies] reflects such Rating [Agency's] [Agencies'] assessment solely of the likelihood that Trust
                                        Certificateholders will receive
                                        principal [and interest] payments
                                        required to be made with respect to
                                        Trust Certificates. Such rating[s]
                                        [does] [do] not represent an assessment
                                        of the likelihood or rate of redemptions of the Underlying Assets or the impact thereon on the yield on the Trust Certificates. In addition, if the rating[s] initially assigned to the Trust Certificates [is] [are] subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Trust Certificates.

                                 RISK FACTORS


Prospective investors should consider, among other things, the following risk factors in connection with the purchase of the Trust Certificates as well as the risk factors described under "Risk Factors" in the Prospectus. Certain risk factors described in the Prospectus that are applicable to the Trust Certificates have not been restated in this Prospectus Supplement; however, the risk factors described herein and in the Prospectus should be considered collectively. [Certain risk factors relating to the Underlying Securities and the Underlying Issuers may also apply in various respects to other Underlying Assets (such as Underlying Enhancements and the Swap Agreement) and the related obligors or counterparties with respect thereto, whether or not so expressed herein.]

LIMITED OBLIGATIONS AND INTERESTS

     The Trust Certificates do not represent an obligation of or interest in the Company and represent the beneficial ownership interest in the Underlying Assets and Collection Account, with respect to which recourse shall be available only against the Underlying Assets and the Collection Account. The Trust Certificates will not be insured or guaranteed by any government agency or instrumentality, the Company, any Person affiliated with the Company [or the Issuer], or any other Person. The obligations of the Company with respect to the Trust Certificates will only be pursuant to certain limited representations and warranties. The Company does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Company were required to repurchase an Underlying Asset with respect to which the Company has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Asset to the Company.

LIMITED UNDERLYING ASSETS

     Holders of Trust Certificates must rely solely upon distributions on the Underlying Assets for distributions on the Trust Certificates. If such Underlying Assets are insufficient to make required payments with respect to such Trust Certificates, no other assets of the [Company or the] Issuer will be available for payment of the deficiency, and holders of the Trust Certificates will [likely] not be paid and will [likely] suffer losses. The Trust Certificates will not have any claim against or security interest in the underlying assets relating to the securities of any other series issued by the Issuer. [Because payments of principal and interest with respect to the Underlying Securities shall be applied first to the Class __ Trust Certificates, a deficiency that arises after the Class ___ Trust Certificates have been fully or partially repaid will have a disproportionately greater effect on the Class ___ Trust Certificates.]

LIMITED LIQUIDITY

     There will be no market for the Trust Certificates prior to the issuance thereof and there can be no assurance that a secondary market for the Trust Certificates will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for the life of the Trust Certificates. [The Trust Certificates will not be redeemable [except as provided herein]]. Although the Underwriter, directly or through one or more affiliates, may make a secondary market in the Trust Certificates, it has no obligation to do so and any such market-making, if commenced, may be discontinued at any time without notice.


[PRICE VOLATILITY OF TRUST CERTIFICATES AND POSSIBILITY OF LOSS

     The purchase at a discount of a Trust Certificate will likely result in greater percentage price volatility than the purchase of an obligation of a similar maturity that pays interest periodically. The Interest-Only Trust

Certificates are zero coupon obligations. The market prices of zero coupon obligations, such as those represented by the Interest-Only Trust Certificates, are particularly sensitive to fluctuations in market interest rates. The stated yield to maturity on an ordinary bond often deviates from its actual yield because the stated rate presumes that the periodic payments on those bonds will be reinvested at a constant interest rate. Zero coupon instruments, by contrast, have a fixed yield to maturity if held to maturity because the reinvestment rate of bond appreciation is embedded in the original issue discount. Thus when market interest rates fall, absent other factors such as changes in the perceived creditworthiness of the Underlying Securities, there will be a significant rise in the market price of Interest-Only Trust Certificates and, when market interest rates rise, there will be a corresponding significant fall in the market price of Interest-Only Certificates, relative to coupon bearing instruments of a similar maturity. Potential investors should consider whether such secondary market price volatility is appropriate for them.]

CERTAIN YIELD AND REDEMPTION CONSIDERATIONS


     [The Underlying Securities are subject to redemption as described herein under "The Underlying Assets -- Underlying Securities". The rate of redemptions of Underlying Securities may be dependent on the financial or other condition of the related Underlying Issuer and from time to time may be influenced by a
variety of economic, tax, legal and other factors.   There can be no assurance
as to the rate of redemptions of the Underlying Securities [or that the rate of redemptions will conform to any model described herein]. Redemptions of the Underlying Securities generally will result in a faster rate of principal payments on the Securities than if payments on such Underlying Securities were made as scheduled. Thus, the redemption experience on the Underlying Securities will affect the average life of each Class secured thereby and the extent to which each such Class is paid prior to its Final Scheduled Payment Date. If a Class is retired prior to its Final Scheduled Payment Date, investors in such Class might be unable to reinvest the proceeds in instruments bearing similar interest rates. [The Senior Trust Certificates are entitled to certain payments before the Subordinated Trust Certificates and, as a result, yields on the Subordinated Trust Certificates may be more sensitive to redemptions of the Underlying Securities.] [The Class__ Trust Certificates will be offered at a significant premium and the Class __ Trust Certificates will be offered at a significant discount. Yields on such Classes will be sensitive, and in some cases extremely sensitive, to redemptions of the Underlying Securities and, in the case of the Class __ Trust Certificates, because the amount of interest payable with respect to such Class is [extremely] disproportionate to principal, a holder might, in some redemption scenarios, fail to recoup its original investment.] If the purchaser of a Trust Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Underlying Securities, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Trust Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than actually experienced on the Underlying Securities, the actual yield to maturity or final distribution will be lower than that so calculated. [Describe any mitigating or other effects of Underlying Enhancements or the Swap Agreement on redemptions of Underlying Securities.] [Describe yield concerns and redemption risks, if any, relating to the Government Securities].

     [Describe structural risks applicable to each Class, for example, allocation of interest rate risk among classes.]

     [Describe prepayment risks from events of default on Underlying
Securities.]


BASIS RISK; RATE DIFFERENCES BETWEEN TRUST CERTIFICATES AND UNDERLYING
SECURITIES

     The Underlying Securities bear interest at rates (the "Underlying Rates") that are based on the indices specified in Schedule 1. However, the Trust Certificates bear interest based on the lesser of (i) the Index plus ____%[, subject to a cap of __%] (the "Index Rate") and (ii) the weighted average of the Underlying Rates on the Underlying Securities on the immediately preceding Underlying Securities interest payment date (the "Available

Funds Rate"). It will be possible for the Available Funds Rate to be less than the Index Rate. For example, the Index Rate might remain the same (or rise) during the periods in which the Available Funds Rate declined. Even if both the Index Rate and the Available Funds Rate rise during the same period, the Index Rate may rise more rapidly than the Available Funds. Rate. Such a situation might continue to exist indefinitely, and would adversely affect the yield on the [Class__] Trust Certificates, relative to the yield that would have been produced had interest been paid at the Index rate.

     [To protect Trust Certificateholders in such a situation, the Issuer will enter into an interest rate cap that will entitle the Issuer, to the extent that the Index Rate exceeds the Available Funds Rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The Issuer's obligations under the interest rate cap will be guaranteed by [____________,] [an affiliate of the [Issuer] [Company]]. Because interest rate caps are recent innovations, they are relatively illiquid. Although the terms of interest rate caps may provide for termination, there can be no assurance that the [Issuer, on instructions of the Trustee,] [Trustee] will be able to sell or offset any interest rate cap that it purchases. Finally, the Securityholders will be exposed to the credit risk of the counterparty to the interest rate cap. Therefore, there can be no assurance that, should the Index Rate exceed the Available Funds Rate, Trust Certificateholders will continue to receive interest based on the Index Rate.]


LIMITED INVESTIGATION OF UNDERLYING ASSETS AND UNDERLYING ISSUERS; DESCRIPTIONS BASED ON CERTAIN LIMITED MATERIALS


     The Issuer's [and the Company's] investigation, if any, and the description contained herein of any Underlying Asset and any Underlying Issuer [or obligor, counterparty or guarantor with respect to any Underlying Enhancement, the Swap Agreement or any miscellaneous asset included in the Underlying Assets] are based entirely on publicly available information filed by the Underlying Issuers [or by such obligor, counterparty or guarantor] with the SEC [or, in the case of Underlying Government Issuers, made available to the general public] and such information may not be adequate for purposes of an informed investment decision relating thereto. The Issuer is under no obligation to verify any information so filed. This Prospectus Supplement does not provide detailed information with respect to the Underlying Securities or Underlying Issuers, any risk factors relating thereto, or any rights or obligations, legal, financial or otherwise, arising thereunder or related thereto. See "The Underlying Assets--Underlying Securities" in this Prospectus Supplement.

[CONCENTRATION OF CREDIT RISK

     Because the Trust Certificates relate [primarily] to Underlying Securities issued by a limited number of Underlying Issuers, the Trust Certificates will be subject to credit risk greater than that usually encountered in investments in asset-backed securities, because the diversification of credit risk generally present with such securities will not exist. In particular, the Trust Certificates will be subject to greater risk with respect to such factors as the geographic location of the Underlying Issuers, including any special local economic or other risks, changes in interest rates, the availability of financing for operating or capital needs, changes in tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, acts of God, condemnation and other factors.] [Further describe such credit risk.]


     [If an Underlying [Debt] Issuer were to become a debtor in a bankruptcy, reorganization, insolvency, liquidation or similar proceeding (a "Bankruptcy Case"), a delay or substantial reduction in payments on the related Underlying [Debt] Securities would likely occur, and the Underlying [Debt] Issuer might have insufficient funds to make all required payments on such Underlying [Debt] Securities. Such events would also delay foreclosure on assets securing the Underlying [Debt] Securities, delay payments on the Trust Certificates and delay or prohibit application of amounts in any Reserve Fund or other Underlying Enhancement to their intended uses until the conclusion of such Bankruptcy Case.] [Describe concentration and insolvency risks, if any, related to Government Securities.]


     [Describe concentration of credit risk attributable to industries or geographical locations of Underlying Issuers.]

[SUBSTANTIAL LEVERAGE

     The Underlying [Debt] Issuers are highly leveraged. This could adversely affect holders of the Trust Certificates because under such circumstances: (i) an Underlying [Debt] Issuer's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes will be restricted; (ii) a significant portion of any Underlying [Debt] Issuer's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Underlying [Debt] Issuer for its operations;
(iii) certain of an Underlying [Debt] Issuer's borrowings are and will continue to be at variable rates of interest, which could result in higher interest expense in the event of an increase in interest rates; and (iv) such indebtedness contains financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, would likely have a material adverse effect on the Underlying [Debt] Issuer's ability to make payments to holders of the Underlying [Debt] Securities, such as the Issuer (with a concomitant material adverse effect on the Issuer's ability to make payments on the Securities).]


[UNSECURED [AND SUBORDINATED] STATUS OF UNDERLYING [DEBT] SECURITIES

     The Underlying [Debt] Securities are general unsecured obligations of the Underlying [Debt] Issuers [and, in addition, are subordinate in right of payment to the respective Underlying [Debt] Issuer's existing and future senior indebtedness]. In the event of a Bankruptcy Case involving an Underlying [Debt] Issuer or any default in the payment of any secured indebtedness of the Underlying [Debt] Issuer, holders of such secured indebtedness will be entitled to payment in full from all assets (and proceeds thereof) of the Underlying [Debt] Issuer, pledged to secure such indebtedness prior to any payment of such assets (or proceeds) to holders of the Underlying [Debt] Securities. [In addition, in the event of a Bankruptcy Case involving an Underlying [Debt] Issuer or any default of any indebtedness of the Underlying Issuer to which the Underlying [Debt] Securities are subordinated, holders of such senior indebtedness may be entitled to payment in full prior to any payments to holders of the Underlying [Debt] Securities.] [Describe comparable risks, if any, relating to Governmental Securities.]]


[STRUCTURAL SUBORDINATION OF UNDERLYING [DEBT] SECURITIES

     Direct creditors or preferred stockholders of any subsidiary of an Underlying [Debt] Issuer, although not holders of senior indebtedness of the Underlying [Debt] Issuer, will have a direct claim on the assets and cash flows of such subsidiary, prior to the claims of holders of the Underlying [Debt] Securities. Therefore, all existing and future liabilities (if any) of the Underlying [Debt] Issuer's subsidiaries will be effectively senior to the Underlying Securities. To the extent that assets of an Underlying [Debt] Issuer, which would otherwise be available to pay holders of the related Underlying [Debt] Securities, are owned by the Underlying [Debt] Issuer's subsidiary, such structural subordination may adversely affect the holders of such Underlying [Debt] Securities.]

[ABSENCE OR INEFFECTIVENESS OF CONTRACTUAL PROTECTIONS

     The Underlying Securities do not contain any significant contractual protections (such as financial covenants, rights of redemption upon changes of control of the Underlying [Debt] Issuer or restrictions on changes of control of the Underlying [Debt] Issuer, restrictions on sales of assets or dividends, limitations on incurrence of secured indebtedness and provisions protecting against structural subordination [or, in the case of subordinated Underlying [Debt] Securities, against additional subordination] of the Underlying [Debt] Securities) against actions by or events affecting the Underlying Issuer. The occurrence of such actions or events could materially adversely affect the value and likelihood of repayment of the Underlying [Debt] Securities. Such actions or events could include significant changes in the debt-to-equity ratio or capitalization of the Underlying [Debt] Issuer caused by a change of control, a sale of assets or extraordinary dividend, the incurrence of significant amounts of debt secured by existing assets of the Underlying [Debt] Issuer or structural or other subordination of the Underlying [Debt] Securities.


     In addition, any contractual protection provided with respect to the Underlying [Debt] Securities may not effectively provide significant protection for such Underlying [Debt] Securities because the enforcement of such protections requires the affirmative vote of holders of a majority in outstanding amount of such obligations. Because the Underlying [Debt] Securities represent __% of such outstanding obligations, the Trustee's or Securityholders' ability to influence any such vote is correspondingly limited.] [Describe comparable risks, if any, for Government Securities.]


[SEASONALITY AND CYCLICALITY RISKS

     Traditionally, the industries of the following Underlying [Debt] Issuers have been seasonal: ______. The following Underlying Issuers have peak sales seasons in ____: ____. In addition, downturns in consumer spending associated with recessionary economic environments may adversely affect the ability of Underlying [Debt] Issuers to make payments on the Underlying [Debt] Securities, thus increasing the likelihood of a default on such Underlying [Debt] Securities.] [Modify as appropriate to reflect particular characteristics of Underlying [Debt] Securities.]

[RISK OF LOSS OF MATERIAL CUSTOMER

         ____'s largest customer accounted for __% of its gross sales in the last fiscal year. A loss of such account (or a material portion thereof) would have an adverse effect on _____'s business, which would increase the likelihood of default on _______'s debt.] [Modify as appropriate to reflect particular characteristics of Underlying Securities.]

[SWAP AGREEMENT RISKS

     The Underlying Assets include a Swap Agreement consisting of an [interest rate swap][interest rate cap][interest rate floor]. Fluctuations in interest or exchange rates may have a significant effect on the yield to maturity of such Swap Agreement or the levels of support that Swap Agreements can provide the Trust Certificates. [In addition, the enhancement provided by such Swap Agreement is limited to cover only certain interest rate or other risks to which the Trust Certificates may be subject.] Payments on the Swap Agreement will be dependent on the financial condition of the counterparty thereto [and the guarantor thereof]. There can be no assurance that such counterparty [and the guarantor] will be able to perform [its][their] obligations thereunder. Failure of the counterparty [and the guarantor] to make required payments under the Swap Agreement may result from the deterioration of such counterparty's [and guarantor's] financial condition or a general disruption of the swap markets that impairs the ability of such counterparty to make required payments [or forces such counterparty to terminate prematurely the Swap Agreement in order for such counterparty to settle its position under its other derivative obligations]. The Swap Agreement does not provide any significant contractual protection (such as financial covenants, change of control provisions or restrictions on sales of assets, dividends or incurrence of secured indebtedness) with respect to the financial condition of the counterparty [and the guarantor], which condition may be subject to adverse changes. Failure by the counterparty [and the guarantor] to make payments required under the Swap Agreement may result in the delay or failure to make payments on the Securities.]

LIMITED NATURE OF RATING

     As a condition of their issuance, the Trust Certificates will be rated [[__]by Standard & Poor's Rating Services, Inc. ("S&P")] [[__] by Moody's Investors Service, Inc. ("Moody's)] [[__] by Duff & Phelps Credit Rating Co. ("D&P") [[__] by Fitch Investors Service, L.P. ("Fitch")] ([each, a] [the] "Rating Agency"). [The rating[s] assigned address only the likelihood of return of an invested amount, not the possibility of full payment of interest on such amount.] A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the related rating agency. If the rating[s] initially assigned to the Trust Certificates [is][are] subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Trust Certificates. In addition, the rating assigned to the Trust Certificates by the Rating [Agency][Agencies] reflects such Rating [Agency's [Agencies'] assessment solely of the likelihood that Trust Certificateholders will receive principal [and interest] payments required to be made with respect to Trust Certificates. Such rating[s] [does][do] not constitute an assessment of the likelihood of redemptions of the Underlying Assets or the impact thereon on the yield on the Trust Certificates.

[ENHANCEMENT LIMITATIONS

     Because the Senior Trust Certificates will be paid certain amounts before the Subordinated Trust Certificates, the impact of significant losses on the Underlying Assets may primarily affect the Subordinated Trust Certificates. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to holders of Senior Trust Certificates, the amount of subordination is limited and will decline under certain circumstances. [Describe.]]


LIMITED REMEDIES FOLLOWING DEFAULT

     The market value of the Underlying Assets may fluctuate based on changes in interest rates, the credit rating of the Underlying Issuers and other factors. Following an event of default with respect thereto, there is no assurance that the market value of the Underlying Assets will be equal to or greater than then unpaid principal and accrued interest due on the Trust Certificates, together with any other expenses or liabilities payable thereon. If the Underlying Assets are sold by the Trustee following such an event of default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Trust Certificates. However, in certain events the Trustee may be restricted from selling the Underlying Assets. See "The Trust Agreement - Events of Default" in the Prospectus. In addition, upon the occurrence of such an event of default and a resulting sale of the Underlying Assets, the proceeds of such sale will be applied to the payment of certain amounts due to the Trustee and certain other administrative and other expenses prior to the payment of accrued interest on, and then to the payment of the then principal balance of, such Trust Certificates. Consequently, in the event of any such event of default and sale of Underlying Assets, any Classes of Trust Certificates on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes of Trust Certificates on which principal payments have not previously been made.

                             THE TRUST CERTIFICATES

INTEREST

     [Interest will be paid [monthly] [quarterly] [semi-annually] on the [Class__] Trust Certificates to the extent funds are available therefor as described herein on [the __day of each month] [each __, __, __, and ___] [each __ and __] or, if any such day is not a business day, on the next succeeding business day, commencing on _______________, 199__; provided, however, that if
                                                    --------  -------
the distributions on the Underlying Assets that relate to such interest payments have not been received prior to 1:00 p.m. (New York City time) on such day, payments will be made on the next succeeding business day (each a "Payment Date"). The amount of interest payable on the [Class __] Trust Certificates on each Payment Date will equal the interest accrued during the period from the preceding Payment Date through the day preceding such current Payment Date, commencing ______________, 199__. [To the extent there are deficiencies in the interest available for payment on a Payment Date, such deficiencies will be deferred to succeeding Payment Dates and will bear interest at the rate or rates otherwise borne by the applicable Class of Trust Certificates until paid.]


     [The Interest-Only Trust Certificates are issued in ___ Classes, corresponding to the number of Interest Payment Dates remaining until and including [__________ 199__, the first date on which the Underlying Issuers may redeem the Underlying Securities (the "First Call Date")] [the maturity date of the Underlying Security with the latest maturity date]. Each Interest-Only Trust Certificate of a Class represents the right to receive its pro rata share of a specified portion (equal to [__basis points] of the then outstanding principal amount of the Underlying Securities) of an Interest Payment due on a single Interest Payment Date on the Underlying Securities [on or before the First Call Date]. The Interest-Only Trust Certificates are not entitled to any periodic payments of interest. Thus, no payment will be made on any Class of Interest-Only Trust Certificates prior to the corresponding Interest Payment Date on the Underlying Securities.]

     PRINCIPAL

     [On each Payment Date, principal will be paid to holders of the [Class__] Trust Certificates in the amount equal to the "Minimum Principal Payment Amount". The "Minimum Principal Payment Amount" for any Payment Date will be an amount equal to the aggregate distributions of principal made on the Underlying Assets during the [one month] [quarterly] [semi-annual] period ending on the [day] [prior to the Payment Date] [in the month in which such Payment Date occurs]. On each Payment Date, the Minimum Principal Payment Amount will be allocated among the Classes of Trust Certificates [other than the Class __ Trust Certificates] in the manner set forth herein. [Specify principal allocations among Classes.]]

     [The Stripped Principal Trust Certificates are issued in a single Class. Each Stripped Principal Trust Certificate represents the right to receive its pro rata share of [(1)] any payment of principal of the Underlying Securities by the Underlying Issuers, whether at maturity or upon redemption, including any redemption premium, [[and] (2) [prior to _____________, ___,] the portion of the Interest Payments on the Underlying Securities not payable to any Class of Interest-Only Trust Certificates, equivalent to interest on the principal amount of the Stripped Principal Trust Certificates at a rate equal to [describe rate] [, and (3) after the First Call Date, the entire amount of any Interest Payments made on the Underlying Securities, equivalent to interest on the principal amount of the Stripped Principal Trust Certificates at a rate equal to ___%].]]

[Describe alternative principal payment terms.]

RECORD DATE

     The record date for each Payment Date for the Trust Certificates is [the last business day of the month preceding the month in which such Payment Date occurs].

PAYMENTS OF INTEREST AND PRINCIPAL

     [On each Payment Date while the Trust Certificates are outstanding [, after payment of certain expenses,] Available Funds will be applied as follows: (i) first, as interest on the [Senior] Trust Certificates; [and] (ii) second, as principal of the [Senior] Trust Certificates[; (iii) third, as interest on the Subordinated Trust Certificates; and (iv) fourth, as principal of the Subordinated Trust Certificates].]

     [Purchasers of Interest-Only Trust Certificates of a Class will receive their pro rata portions of the related single interest payment on the Underlying Securities on or after the corresponding interest payment date, subject to receipt thereof by the Trustee, and will receive no payments prior to such time. Purchasers of Stripped Principal Trust Certificates will receive their pro rata portions of the principal payment (including any redemption premium) on the Underlying Securities, subject to receipt thereof by the Trustee, on or after the earlier of the maturity date of the Underlying Securities or the date on which the Underlying Securities are redeemed by the Underlying Issuers or accelerated upon an event of default with respect thereto. [Purchasers of Stripped Principal Trust Certificates will receive interest payments on or prior to the First Call Date, and thereafter to the extent that the Underlying Securities have not been earlier redeemed, in the manner set forth above, in each case subject to receipt of the corresponding interest payments by the Trustee.] No payments representing interest on the Underlying Securities will be made on any Class of Securities with respect to any payments due after any redemption date with respect to the Underlying Securities. See "Redemption of Underlying Securities; Termination of Stripped Principal Trust Certificates" below.]


     [Any funds remaining after the Trust Certificates have been paid in full [and all expenses have been paid], will be paid to the [Issuer].]

     [Describe any alternative terms and conditions of payments of interest and principal.]

[REDEMPTION OF UNDERLYING SECURITIES; TERMINATION OF STRIPPED PRINCIPAL TRUST CERTIFICATES

     The Underlying Securities may be redeemed by the Underlying Issuers. [Description of redemption provisions.] The redemption prices for the Underlying Securities are as set forth below:

                         [set forth redemption prices]

     Subject to [the second following paragraph and to] receipt by the Trustee of actual notice of such redemption from the Underlying Issuers, if the Underlying Securities are called for redemption prior to maturity, notice of such call shall be given by the Trustee to the registered holders of Stripped Principal Trust Certificates not less than 15 days prior to the redemption date by mail to each registered holder at such registered holder's last address on the register maintained by the Trustee; provided, however, that the Trustee shall not be required to give any notice of redemption prior to the third business day after the date it receives notice of such redemption.

     If the Underlying Securities are redeemed, an equal principal amount of Stripped Principal Trust Certificates will be redeemed. If less than all the Underlying Securities are redeemed, the Trustee shall redeem on a pro rata basis an equal amount of the outstanding Stripped Principal Trust Certificates. The Holder of a Stripped Principal Trust Certificate that is redeemed will receive a payment equal to the face amount of such Stripped Principal Trust Certificate plus any redemption premium payable thereon on the redemption date and, if such Stripped Principal Trust Certificate is entitled to the payment of interest [at such time], accrued interest to such redemption date. Such Holder will have no right to receive interest payments after the redemption of such Underlying Securities.

     [Any Stripped Principal Trust Certificates which are not redeemed on the First Call Date will be terminated and deemed involuntarily surrendered by the Holders thereof in exchange for a principal amount of the Underlying Securities underlying such Stripped Principal Trust Certificates equal to the face amount of such Trust Certificates, whether or not such Holders have requested such exchange. No action by such Holders will be required to effect such termination, which will be carried out by the Trustee under the terms of the Trust Agreement. Such termination and exchange will not affect an investor's federal income tax treatment with respect to its investment in the Stripped Principal Trust Certificates. See "Certain Federal Income Tax Consequences" in the Prospectus.]]

[REALIZED LOSSES

     Realized losses on the Underlying Assets ("Realized Losses") will be allocated first to the Subordinated Trust Certificates, in reduction of their principal balances, until the principal balances of the Subordinated Trust Certificates have been reduced to zero, and thereafter such Realized Losses will be allocated to the Senior Trust Certificates, in reduction of their principal balances.]

BOOK-ENTRY REGISTRATION; DEFINITIVE SECURITIES

     The Trust Certificates will be issued in fully registered, certificated form and will be initially represented by one or more Trust Certificates registered in the name of Cede & Co., the nominee for the Depository Trust Company. The Trust Certificates will be issued in denominations of [$1,000] and integral multiples thereof. The Trust Certificates will constitute Book-Entry Only Securities within the meaning of the Prospectus. See "The Securities -- Exchange, Registration and Transfer" and "--Book-Entry Registration" in the accompanying Prospectus for important information concerning the Trust Certificates' status as Book-Entry Only Securities. No person acquiring an interest in the Trust Certificates will be entitled to receive a definitive certificate ("Definitive Security") representing such person's interest, except in the event that Definitive Securities are issued under the limited circumstances described in the Prospectus under "The Securities--Book-Entry Registration-- Issuance of Definitive Securities for Book-Entry Only Securities".

     [Describe any alternative provisions for holding of the Trust
Certificates.]

PAYMENTS ON THE TRUST CERTIFICATES; TRANSFER OF TRUST CERTIFICATES

     Payments of principal of and interest on the Trust Certificates will be made on each Payment Date by wire transfer of funds to DTC or, in the event that Definitive Securities are issued directly to persons other than Cede in the limited circumstances described in the Prospectus under "The Securities--Book-Entry Registration--Issuance of Definitive Securities for Book-Entry Only Securities", by check mailed to the address of holders in whose name Trust Certificates were registered in the register maintained by the Trustee at the close of business on the related Record Date. The final distribution in respect of any Trust Certificate (whether registered in the name of Cede or in the name of any other person), however, will be made only on presentation and surrender of such Trust Certificate on the final Payment Date at such office or agency as is specified in the notice of final payment to Trust Certificateholders. The Trustee will provide such notice to registered Trust Certificateholders prior to the final Payment Date.

     In the event that Definitive Securities are issued directly to persons other than Cede in the limited circumstances described in the Prospectus under "The Securities --Book-Entry Registration -- Issuance of Definitive Securities for Book-Entry Only Securities", Definitive Securities will be transferable and exchangeable at the offices of the Trustee, which initially will be [__________________]. No service charge will be imposed for any registration of transfer or exchange, other than payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

[Describe any alternative provisions for payment on and transfer of the Trust Certificates.]

REPORTS TO INVESTORS


     Each Trust Certificateholder will receive [monthly][quarterly][semi-annual] reports pertaining to the Trust Certificates and the Underlying Assets. [Describe information to be included in reports.] [Describe information (periodic trustee reports or similar reports) with respect to the Underlying Securities which will be made available, or caused to be made available upon request to holders of Trust Certificates.]

                             THE UNDERLYING ASSETS

     The Trust Certificates will represent the entire beneficial ownership interest in the Underlying Assets and the Collection Account described below. Additional information is contained under "The Underlying Assets" in the Prospectus.

UNDERLYING SECURITIES


     [Specify, to the extent applicable, either herein or in Schedule I hereto:
(i) the title and characterization of the Underlying Securities (e.g., bonds,
                                                                 ----
debentures, notes or other debt securities); (ii) the currency denomination of the Underlying Securities; (iii) the aggregate principal amount of the Underlying Securities; (iv) the stated interest rate, if any, borne by such Underlying Securities and the timing of, and manner of determining, any adjustments to such stated interest rate; (v) the weighted average of such stated interest rates; (vi) the stated maturity of each Underlying Security;
(vii) the weighted average stated maturity date of the Underlying Securities;
(viii) the identity of each Underlying Issuer (including the existence and extent of any guaranty or credit support with respect to the Underlying Securities); (ix) the existence and nature of any security for the Underlying Securities; (x) the senior or subordinated status of the Underlying Securities;
(xi) the approximate percentage that the Underlying Securities represent of the class of obligations to which the Underlying Securities belong and the vote requirements relating to such class; (xii) the types of material covenant protection, if any, provided for the benefit of holders of the Underlying Securities; (xiii) certain credit characteristics of such Underlying Issuer, including such Underlying Issuer's rating, if any, and any special risk factors;(xiv) the major industries and primary geographical locations of the Underlying Issuers; (xv) the conditions under which, and the terms on which, any Underlying Security may be redeemed prior to the stated maturity thereof; (xvi) the percentage of the Underlying Securities that are subject to redemption;
(xvii) the terms, if any, on which the Trustee or its agent may exchange or sell any Underlying Security; (xviii) the type of information that is made publicly available by each Underlying Issuer; (xix) defaults and delinquencies by the Underlying Issuers with respect to the Underlying Securities; and (xx) any other material general terms with respect to the Underlying Securities.]

     The Underlying Securities will have been purchased in the secondary market, not in a primary distribution.


     Schedule I hereto sets forth information with respect to each Underlying Security, including the Underlying Issuer, the series, the class, the CUSIP number, the date of issuance, the current interest rate, the type of security, the maturity date, the original principal amount, the percentage of the applicable class to be deposited as Underlying Assets and the current class principal amount to be deposited as Underlying Assets. Information on Schedule I is provided as of ________________, 199__.


General

     [Description of the general characteristics of the Underlying Securities to be included.]

Distribution on the Underlying Securities

     [Description of the interest and principal distributions on the Underlying Securities to be included.]

Subordination

     [Description of the material subordination provisions affecting (or available to) the Underlying Securities to be included.]

Redemption of the Underlying Securities

     [Description of the material redemption provisions of the Underlying Securities to be included.]

Representations, Warranties and Covenants of the Underlying Issuers

     [Description of the material representations, warranties and covenants of the Underlying Issuers to be included.]

Events of Default

     [Description of the material events of default with respect to the Underlying Securities to be included. Also, if the Trust holds enough of a class of Underlying Securities to entitle the Trust to take certain actions upon an event of default this fact will be disclosed and the basis for excising this discretion will be described.]

Underlying Issuers

     [Description of the Underlying Issuers, to be included.]

     Each Underlying [Debt] Issuer is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov). [The material described above and other information will also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York.] [Describe information that will be made available with respect to the Underlying Issuers that no longer file periodic reports under the Exchange Act.] [Describe information with respect to the Underlying Governmental Issuers which is available.]

[UNDERLYING ENHANCEMENTS

     Specify, to the extent applicable: (i) the types of Underlying Enhancements (e.g., reserve fund, financial guaranty insurance, letter of credit or
 ----
guaranteed investment contract); (ii) the amount payable under the Underlying Enhancements and the currency in which such amount is payable; (iii) the terms and conditions of payment of amounts under the Underlying Enhancements; (iv) the conditions under which the amount payable under such Underlying enhancement may be reduced and under which such Underlying Enhancement may be terminated or replaced; (v) the material provisions of any agreement relating to such Underlying Enhancement; (vi) the identity of the obligors or trustees with respect to the Underlying Enhancements; (vii) the effect of inclusion of such Underlying Enhancements in the Underlying Assets; (viii) the existence and type of information that is made publicly available by certain obligors, including where and how purchasers of Trust Certificates may obtain such publicly available information with respect to such obligors; and (ix) certain financial information with respect to certain non-public obligors.]

[SWAP AGREEMENT

     Specify, to the extent applicable: (i) the type of Swap Agreement included (e.g., interest rate swap agreement, interest rate cap agreement or interest
 ----
rate floor agreement); (ii) a description of the Swap Agreement; (iii) the agreement amount, notional or otherwise, of the Swap Agreement; (iv) the identity of the counterparty and guarantor, if any; (v) the credit characteristics of any such counterparty or guarantor, including any special risk factors; (vi) the types of interest rate fluctuations to which the Swap Agreement is expected to be most sensitive; (vii) the term of the Swap Agreement; (viii) the means by which each counterparty to the Swap Agreement receives consideration for its obligations with respect to the Swap Agreement;
(ix) the effect of inclusion of the Swap Agreement in the Underlying Assets; (x) the existence and type of information that is made publicly available by certain counterparties or guarantors, including where and how purchasers of Securities may obtain such publicly available information with respect to such counterparties or guarantors; (xi) certain financial information with respect to certain non-public counterparties or guarantors; and (xii) any other material general terms with respect to the Swap Agreement.]

[MISCELLANEOUS ASSETS

     Specify, to the extent applicable: (i) the type of the miscellaneous assets (e.g., cash); (ii) the amount and currency of each miscellaneous asset;
        ----
(iii) the uses of such assets and terms and conditions of usage; and (iv) the obligors or trustees with respect to such assets.]

COLLECTION ACCOUNT

     The Trustee, as paying agent or its duly appointed successor thereto (the "Paying Agent"),] will maintain a separate Collection Account for the Trust Certificates. The Collection Account will be used for purposes of receipt of all principal, interest and other payments on the Underlying Assets [and the amount of cash to be initially deposited therein by the Issuer, reinvestment income ("Reinvestment Income"), if any, thereon and any amounts withdrawn from any Reserve Funds]. [Describe terms of investment and reinvestment of funds in Collection Account.] [Reinvestment Income, if any, or other gain from investments of moneys in the Collection Account will be credited to the Collection Account and any loss resulting from such investments will be charged to such Collection Account.] [Describe alternative arrangements relating to income and losses.] Funds on deposit in the Collection Account will be available for application to the payment of principal of and interest on the Trust Certificates [and for [describe other applications]]. [Describe terms of distribution of excess funds in Collection Account.]

                  CERTAIN YIELD AND REDEMPTION CONSIDERATIONS

     The yield to maturity of the Trust Certificates will be affected by various factors. Investors should carefully consider the associated risks discussed hereunder and under "Certain Yield and Redemption Considerations" in the Prospectus.

GENERAL

General Considerations

     The yield to maturity of the Trust Certificates will be affected by the amount and timing of principal payments on and redemptions of the Underlying Securities, the payment priorities and other characteristics of the Underlying Securities [and the level of the Index], the purchase price paid for the Trust Certificates and the allocations among the [Class ___] Trust Certificates. [If multiple Classes, describe Class-specific effects of redemptions.] [Describe any redemption assumptions used to price the Securities or, if applicable, state that, for the purposes of pricing the Securities, it has been assumed that the Underlying Securities will not be redeemed.]

No representation is made as to the anticipated rate of redemptions of the Underlying Securities or as to the anticipated yield to maturity of the Trust Certificates. Prospective investors are urged to consider their own estimates of the anticipated rate of redemptions of the Underlying Securities and the suitability of the Trust Certificates to their investment objectives.

[Describe any mitigating or other effects of Underlying Enhancements or the Swap Agreement on redemptions of Underlying Securities.]

[Redemptions

     If prevailing interest rates fall significantly below the interest rates on the Underlying [Debt] Securities the Underlying [Debt] Securities are likely to be subject to higher redemption rates than if prevailing rates remain at or above the interest rates on the Underlying [Debt] Securities or the assets securing the Underlying [Debt] Securities. Other factors affecting redemptions of Underlying [Debt] Securities include the term of the Underlying [Debt] Securities, the availability of credit, the general economic situation, tax, legal and other factors.] [Describe risk, if any, of redemption of Government Securities.]

Timing of Payments

     The timing and amount of principal payments on the Underlying Securities may significantly affect an investor's yield. In general, other things being equal, the earlier the redemption of an Underlying Security, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of redemptions occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Trust Certificates may not be offset by a subsequent like reduction (or increase) in the rate of redemptions.

[Underlying Securities

     The Underlying Securities, which were issued at different times, have different allocations of principal and interest among various classes, and will perform differently in various interest and prepayment rate environments. The performance characteristics of the Trust Certificates will reflect a combination of the performance characteristics of the various Underlying Securities. As a result, it may be more difficult to analyze the likely yield and payment experience of the Trust Certificates.]

[The Index

     The [Class ___] Trust Certificates will be sensitive to changes in the level of the Index. If the level of the Index increases, there will be a higher rate of interest accruing on the Class ___ Trust Certificates, but the amounts of interest received with respect to certain Underlying Securities will be reduced.]

[Discounts and Premiums

     In the case of any Class ___ Trust Certificate purchased at a discount, a slower than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Class ___ Trust Certificate purchased at a premium, a faster than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield.]

[Reinvestment Risk

     Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in any Class of Trust Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the respective Class of Trust Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the respective Class of Trust Certificates. Generally, when prevailing interest rates increase, redemption rates on debt obligations tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, redemption rates on debt obligations tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible. Prospective investors in each Class of Trust Certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.]


FINAL SCHEDULED PAYMENT DATE

     The Final Scheduled Payment Date of the [Class ___] Trust Certificates is __________. The Final Scheduled Payment Date is the Payment Date [[one] [three] [six] month[s]] after the Payment Date on or immediately following the final scheduled distribution on the last to mature of the Underlying Assets. As of __________, 199__, the weighted average final payment date of the Underlying Securities will be __________. The Trust Certificates may be redeemed prior to the final distribution on the Underlying Securities under the circumstances discussed under "The Securities - Redemption" herein.

THE UNDERLYING SECURITIES

     [Describe or depict in tabular form, to the extent appropriate: (i) prepayment experience relating to Underlying Securities, and, if appropriate, similar obligations of the Underlying Issuers and similar obligations issued in the same industries (together with modeling information and assumptions); (ii) effect of certain redemption scenarios with respect to the Underlying Securities [(taking into account any countervailing effects of Underlying Enhancements and the Swap Agreement)] on yields of various Classes of Trust Certificates; (iii) interest rate, exchange rate and prepayment risks relating to particular Classes of Trust Certificates; and (iv) in the case of a single or limited number of Underlying Issuers, material facts relating to such Underlying Issuers that may impact prepayment of the Underlying Securities.] [If there are significant prepayment risks, tabular information may be included on an earlier page.]

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any employee benefit or other retirement arrangement subject to ERISA or Section 4975 of the Code (each a "Plan") should review carefully with its legal advisors as to whether the purchase, transfer or holding of the Trust Certificates could give rise to a transaction prohibited under ERISA or the Code or could subject the assets of the Issuer to the fiduciary standards of ERISA. [Describe any particular features of the Trust Certificates or exemptions relating to the Trust Certificates that may affect the ERISA analysis.] For additional information on certain circumstances under which the holding of the Trust Certificates by a Plan may have ramifications under ERISA or Section 4975 of the Code. See "Certain ERISA Considerations" in the Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     [The Trust Certificates may be issued with original issue discount by federal income tax purposes.] [The Trust Certificates will be Partnership-Taxed Securities for federal income tax purposes.] See "Certain Federal Income Tax Consequences" in the Prospectus.


                   CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" in the Prospectus, there may also be state and local income tax consequences which may differ substantially from the corresponding federal tax consequences. Potential investors should consult their own tax advisors with respect to the various state and local tax consequences of acquiring, owning and disposing of Trust Certificates.


                                  UNDERWRITING

     The [Issuer] [Company] has entered into an Underwriting Agreement with CS First Boston Corporation (the "Underwriter"). Subject to the terms and conditions set forth in the Underwriting Agreement, the [Issuer] [Company] has agreed to sell to the Underwriter and the Underwriter has agreed to purchase the Trust Certificates.

     [The Underwriter proposes to offer part of each Class of the Trust Certificates directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at such price less a concession not in excess of the amount set forth below for each such Class. The Underwriter may allow and such dealers may reallot a selling concession not in excess of the amount set forth below for each such Class. After the initial public offering, such public offering price and such selling concession may be changed.

                                      Selling
                                     Concession        Reallowances
                                    (Percent of         (Percent of
                                     Principal           Principal
                                      Amount)             Amount)
                                    ------------       -------------

Class ___ Trust Certificates                   %                   %


     [The [Issuer] [Company] has been advised by the Underwriter that it proposes to offer the Trust Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Trust Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Trust Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").] [Description of underwriting fees.]

     The Underwriting Agreement provides that the [Issuer] [Company] will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Underlying Assets pledged as security for the Trust Certificates will be purchased from [an affiliate of] the [Underwriter] simultaneously with the closing of the sale of the Securities.

     [Specify if the Issuer or any affiliate is retaining an interest in one or more Classes.]

     The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933.

     [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Securities offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]

                                 LEGAL MATTERS

     Certain legal matters relating to the Trust Certificates will be passed on by Sidley & Austin, New York, New York.

                        RATING OF THE TRUST CERTIFICATES

     As a condition of their issuance, the Trust Certificates will be rated [[___] by Standard & Poor's Rating Services, Inc. ("S&P")] [[____] by Moody's Investors Service, Inc. ("Moody's)] [[___] by Duff & Phelps Credit Rating Co. ("D&P")] [[___] by Fitch Investors Service, Inc. ("Fitch")] ([each, a] [the] "Rating Agency"). A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The rating[s] assigned to the Trust Certificates by the Rating [Agency] [Agencies] reflects such Rating [Agency's] [Agencies'] assessment solely of the likelihood of the receipt by Trust Certificateholders of distributions of scheduled principal [and interest] payments on the Underlying Assets. The rating[s] take[s] into consideration the characteristics of the Underlying Assets and the structural legal and tax aspects associated with the Trust Certificates. [The rating[s] address[es] only the likelihood of the return of the investor's investment, not the likelihood of full receipt of expected interest payments on such investment.] The rating[s] on the Trust Certificates [does] [do] not represent any assessment of the likelihood or rate of redemptions of the Underlying Assets. The rating[s] [does] [do] not address the possibility that the Trust Certificateholders might suffer a lower than anticipated yield due to prepayments [, or that holders of the Class ____ Trust Certificates may fail to recoup their initial investments]. If the rating[s] initially assigned to the Trust Certificates [is] [are] subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Trust Certificates.

                                                                      SCHEDULE I


                        Underlying Security Information


     Certain characteristics of the Underlying Securities are described below. Certain of the information with respect to the Underlying Securities has been derived from the original offering documents relating to such Underlying Securities and from publicly available data and other data available to the Depositor with respect thereto. IT SHOULD BE NOTED THAT THERE MAY HAVE BEEN MATERIAL CHANGES IN FACTS AND CIRCUMSTANCES SINCE THE DATES SUCH DOCUMENTS WERE PREPARED, INCLUDING, BUT NOT LIMITED TO, PARTIAL REDEMPTIONS AND CHANGES IN PREVAILING INTEREST RATES AND OTHER ECONOMIC FACTORS, WHICH MAY LIMIT THE USEFULNESS OF, AND BE DIRECTLY CONTRARY TO THE ASSUMPTIONS USED IN PREPARING, THE INFORMATION SET FORTH IN SUCH DOCUMENTS.

Date of Issuance

Date of Issuance

                              [Table to be added.]


                             Moody's       S&P       Fitch       D&P
                             -------       ---       -----       ---
Underlying Security
- ---------------------



                              [Table to be added.]

     The following table sets forth expected approximate characteristics of the Underlying Securities based on remittance reports received with respect to the Underlying Securities distribution dates in [insert dates].


                                                          Percentage
                                                          Interest
                                                          Represented
             Underlying                       Original    by           Current                             Interest
Underlying   Security     Type of             Principal   Underlying   Principal   Current    Applicable   Adjustment   Maturity
Issuer       Class        Security   CUSIP#   Balance     Security     Balance     Interest   Index        Freqency     Date
                                                                                   Rate




                              [Table to be added.]

                       Underlying Security Reserve Funds
                      (Based on [date] Remittance Reports)


                               Original    Current     Principal      Current
Underlying Security            Reserve     Reserve     Balance of     Reserve
                               Fund        Fund        all            Fund
                               Balance     Balance     Securities     Balance as
                                                       Covered by     a % of All
                                                       Reserve Fund   Covered
                                                                      Securities





                              [Table to be added.]

================================================================================

     No dealer salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. Neither the deliver of this Prospectus Supplement and the Prospectus nor any sale made hereunder and thereunder shall under any circumstance create an implication that there has been no change in the affairs of the Company or the facts set forth in this Prospectus Supplement and the Prospectus since the date hereof. This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                              -------------------

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----
              Prospectus Supplement

Summary...........................................................  S-3
Risk Factors......................................................  S-8
The Trust Certificates............................................ S-13
The Underlying Assets............................................. S-16
Certain Yield and Redemption Considerations....................... S-17
Certain Erisa Considerations...................................... S-18
Certain Federal Income Tax Consequences........................... S-19
Certain State and Local Tax Considerations........................ S-19
Underwriting...................................................... S-19
Legal Matters..................................................... S-19
Rating of the Trust Certificates.................................. S-20


                                   Prospectus
Available  Information............................................    2
Incorporation of Certain Documents by Reference...................    2
Certain Information to be Set Forth in the Prospectus Supplement..    3
Summary...........................................................    5
Risk Factors......................................................   20
The Securities....................................................   30
Certain Yield, Redemption and Prepayment Considerations...........   45
The Underlying Assets.............................................   48
Structural Enhancement............................................   54
The Indenture.....................................................   56
The Trust Agreement...............................................   64
The Issuer........................................................   70
Use of Proceeds...................................................   71
Limitations on Issuance of Bearer Securities......................   72
Certain Federal Income Tax Consequences...........................   72
Global Clearance, Settlement and Tax Documentation Procedures.....  100
Certain ERISA Considerations......................................  103
Legal Investment..................................................  108
Plan of Distribution..............................................  108
Legal Matters.....................................................  110
Glossary..........................................................  111


================================================================================



                                    $

                                CS FIRST BOSTON
                              STRUCTURED PRODUCTS
                                TRUST 199__-__


                            LINKED CERTIFICATES/SM/
                              [Title of Classes]


              --------------------------------------------------

                             PROSPECTUS SUPPLEMENT

              --------------------------------------------------


                                CS FIRST BOSTON








================================================================================